Exhibit 10.62

CHEMTURA CORPORATION

199 Benson Road

Middlebury, CT 06749

February 13, 2009

BY HAND DELIVERY

Robert L. Wood

67 Tophet Road

Roxbury, CT 06783

Dear Bob:

Per our prior discussions, this letter (the “Amendment”) memorializes our agreement to amend Paragraph 6 of your separation agreement dated December 8, 2008 (your “Agreement”), as follows:

6.             Restrictive Covenants.  You agree that for a two-year period beginning on your Separation Date (December 8, 2008, as defined in the Agreement) you will continue to abide by the restrictive covenants set forth in Paragraphs 8, 9, and 10 of the Employment Agreement, provided, however, that the Company agrees to modify the definition of “Competing Business” for purposes of Paragraphs 1(e) and 9(e) of your Employment Agreement, so that such definition now reads, in its entirety, as follows:

“Competing Business” shall include:

(a) any business that engages in or plans to engage in any aspect (including development, production, marketing or sales) of the crop, pool chemicals or household chemicals businesses, anywhere in the world;

(b) the following businesses, wherever in the world, of the following companies, or any parent, subsidiary or affiliate of such company, and any respective successor to such business or such company:

•                  The polymer additives business of Albermarle, Israel Chemicals Ltd., BASF/Ciba, SongWon, or Clariant;

•                  The petroleum additives business of Lubrizol, Afton, Chevron, or Exxon-Mobil;

•                  The urethanes business of Dow, BASF, Bayer, Arch, Air Products or COIM; and

•                  Any business of Akzo or Arkema;

(c) any business for which you take or plan to take any position or otherwise perform or plan to perform any services, in any geographic region, that is  reasonably likely to result in the use or disclosure of Confidential Information, whether intentional or inadvertent.

Except as set forth in this Amendment, all other terms, conditions and provisions of your Agreement shall remain unchanged and in full force and effect.

Sincerely,
CHEMTURA CORPORATION

/s/ Roger L. Headrick
Roger L. Headrick
Chairman
Organization, Compensation & Governance Committee

I hereby agree to the terms and conditions set forth above and agree that my separation agreement dated December 8, 2008 shall be amended and modified accordingly.

Accepted and agreed:

Signature:	/s/ Robert L. Wood
Robert L. Wood

Date:	February 20, 2009